Exhibit 1.01

TiVo Corporation

Conflict Minerals Report

For the reporting period January 1, 2019 through December 31, 2019

We have made statements in this Conflict Minerals Report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products as well as our risk mitigation efforts and strategy. In some cases, these forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “future,” “potential,” “intend,” or “continue,” and similar expressions. These statements are based on the beliefs and assumptions of our management and on information currently available to our management. These statements involve risks and uncertainties that may cause actual results and achievements to differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals, the possibility of inaccurate information, fraud and other irregularities, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction

This Conflict Minerals Report of TiVo Corporation (“TiVo,” “we,” “us” and “our”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, and Form SD promulgated pursuant thereto, for the reporting period from January 1, 2019 to December 31, 2019 (the “Reporting Period”). A copy of this report is publicly available on our website at www.tivo.com in the “Investor Relations” section under “SEC Filings.”

The Rule requires disclosure of certain information by companies that manufacture or contract to manufacture products containing conflict minerals when those conflict minerals are necessary to the functionality or production of those products. The term “conflict minerals” is defined to include gold, cassiterite, columbite-tantalite, wolframite and their derivatives, limited to tin, tantalum and tungsten.

As a company in the consumer electronics industry that does not manufacture its own products directly, TiVo is multiple levels removed from the actual mining of conflict minerals and purchases of conflict minerals from smelters and refiners. All of TiVo’s hardware products are contracted for manufacture through TiVo’s wholly-owned subsidiary, TiVo Solutions, Inc. (d/b/a and f/k/a TiVo Inc.). Statements in this report of actions taken or performed are reporting the actions of TiVo Solutions, Inc. TiVo does not make purchases of raw ore, unrefined or refined conflict minerals and makes no purchases in the Democratic Republic of the Congo (the “DRC”) or any country adjoining the DRC, including the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (all defined in the Rule as the “Covered Countries”).

Company Description and Products Covered by this Report

TiVo is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. As part of these technologies and services, TiVo is a global provider of software for digital video recorders and other set-top box products for multichannel video programming distributors and consumers.

Although we design, engineer, and distribute the digital video recorders and other set-top box hardware products, TiVo does not manufacture any of those hardware products itself. TiVo outsources to third parties the manufacturing of its hardware products. In determining which products were in-scope for purposes of this Report, TiVo took into account the amount of influence TiVo has over the manufacture and design of the products. TiVo determined that there were one or more conflict minerals that were necessary to the functionality or production of the TiVo BOLT models of digital video recorders (the “Covered Products”). This Report relates to Covered Products the manufacture of which was completed during the Reporting Period.

Reasonable Country-of-Origin Inquiry

For the Reporting Period, TiVo conducted a reasonable country-of-origin inquiry to determine whether any of the conflict minerals that were necessary to the functionality or production of the Covered Products originated in a Covered Country or were from recycled or scrap sources.

To conduct its reasonable country-of-origin inquiry, the TiVo requested that its direct supplier of the Covered Product, the “Contract Manufacturer,” provide country-of-origin information for the conflict minerals included in the Covered Products. TiVo believes that the Contract Manufacturer evaluated data from its suppliers, including Conflict Minerals Reporting Templates of the Responsible Minerals Initiative (“RMI”). TiVo reviewed the response from its Contract Manufacturer, focusing on changes that had occurred in the supply chain from 2018 to 2019.

Based on the results of that country-of-origin inquiry, we had reason to believe that some of the conflict minerals contained in the Covered Products may have originated in one or more of the Covered Countries. Accordingly, we conducted due diligence on the source and chain of custody of those conflict minerals.

Due Diligence Process

TiVo has a complex supply chain. The supply chain involves many parties between the Contract Manufacturer of our Covered Products and the original sources of conflict minerals. TiVo does not directly purchase conflict minerals from mines, smelters, or refiners. We must therefore rely on our Contract Manufacturer and its suppliers to provide information regarding the origin of conflict minerals that may be included in our products and to identify the smelters and refiners of conflict minerals in our supply chain.

Our due diligence measures were originally designed to conform, in all material respects, with the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition)” and the related supplements, published by the Organisation for Economic Co-operation and Development (the “OECD Guidance”), consistent with our position as a downstream company.

We maintain a Conflict Minerals Team from relevant internal functions, including management personnel in our supply base management, manufacturing, and legal departments. The Conflict Minerals Team is supported by executive-level representatives.

We maintain and communicate to our suppliers and the public our Conflict Minerals Policy. The Conflict Minerals Policy can be found at: https://tivo.pactsafe.io/#conflict-minerals-policy.

We maintain contractual language in our current contracts with our Contract Manufacturer under which the Contract Manufacturer is required to provide information and supporting documentation regarding the use and sourcing of conflict minerals.

We maintain a grievance mechanism for concerned parties to report information regarding TiVo’s use of conflict minerals as further described in our Conflict Minerals Policy.

We assess our Covered Products and our suppliers in order to identify conflict minerals scope and risk. We request information regarding smelters and refiners in our supply chain from our Contract Manufacturer, and we review the list provided by our Contract Manufacturer; however, due to our location within the supply chain relative to the extraction, transport, smelting and refining of ore, our ability to verify the accuracy of information reported by suppliers is limited. In particular, we noted that one of the refiners identified by the Contract Manufacturer in the prior year had been identified as a high-risk refiner. During 2019, we requested further investigation and were able to determine that the refiner was not actually in our supply chain.

Our supplier contracts provide for responsible sourcing of conflict minerals, and we encourage our suppliers to use smelters and refiners that have been designated as conformant under the Responsible Minerals Assurance Process (“RMAP”) of RMI. Potential corrective actions depend on various factors, such as vendor size, risk level and vendor capabilities. Corrective actions may include actions ranging from encouraging the supplier to source responsibly to disengaging from the Contract Manufacturer.

We do not have any direct relationships with smelters or refiners that process conflict minerals, and we do not perform or direct audits of these entities within our supply chains. As an alternative, we consider information collected and provided by independent third-party audit programs, such as RMAP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification.

TiVo’s Due Diligence Measures Performed on Covered Products Manufactured During 2019

TiVo’s Contract Manufacturer identified suppliers of materials or components for the Covered Products the manufacture of which was completed during the Reporting Period. The Conflict Minerals Team reviewed the supplier list against internal manufacturing and procurement systems to verify completeness.

Our Contract Manufacturer confirmed to us a list of smelters and refiners that, according to its due diligence, were used in the processing of the conflict minerals necessary to the Covered Products. Our diligence inquiry regarding the supply chain also involved our review of the smelters and refiners identified to us as potentially active in our supply chain. The Conflict Minerals Team relied on the published lists of recognized programs, such as the RMAP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification, to identify which of the smelters and refiners had been certified as “conflict free.”

With respect to some of the smelters and refiners identified by our Contract Manufacturer but not certified by one of these programs, we sought to determine whether they actually were in our supply chain. In the 2019 reporting period, TiVo conducted follow-up inquiries with our Contract Manufacturer to determine whether the African Gold Refinery was part of our supply chain. After a parts-level match inquiry, we were able to determine that African Gold Refinery was in fact not a refiner source for the Covered Products.

Results of Due Diligence

Identified Smelters and Refiners. TiVo’s Contract Manufacturer confirmed to TiVo the lists of smelters and refiners for the reporting period. However, in most cases, TiVo’s information on the Contact Manufacturer’s identified smelters and refiners continued to be provided on a company-wide, aggregate-smelter basis with information across all of their products combined, rather than specific information regarding the smelters or refiners of the conflict minerals in the specific materials or components used in our Covered Products. Table 1 provides a list of smelters and refiners identified by our Contract Manufacturer. Because many of the responses were made on a company-level basis, rather than on a product-level basis, we were not, in many cases, able to identify which smelters or refiners listed actually processed the conflict minerals contained in the Covered Products. Therefore, the list of processing smelters and refiners disclosed may identify more facilities than actually processed the conflict minerals contained in the Covered Products.

As indicated above, we relied heavily on our Contract Manufacturer to provide the necessary sourcing information, which may be inaccurate or incomplete. As a downstream purchaser, our ability to verify the accuracy of information reported by our Contract Manufacturer is limited. As a result, our due diligence measures cannot yet provide assurance regarding the source and chain of custody of the conflict minerals in our Covered Products.

Identified Countries of Origin. Based on the information provided by the Contract Manufacturer pursuant to the due diligence process, TiVo does not have sufficient information with respect to the Covered Products to reliably determine the countries of origin of all the conflict minerals in the Covered Products or to determine if any of those conflict minerals from an identified country of origin were contained in the Covered Products. Based on information provided by the Contract Manufacturer, a list of potential countries of origin from which the reported smelters and refiners collectively sourced conflict minerals is also provided in Table 2. As with the list of smelters and refiners, many responses were provided at the company level and, therefore, this list of countries may identify more countries of origin than were actually the source of the conflict minerals in the Covered Products.

Future Risk Mitigation and Due Diligence Process Improvements

TiVo intends to continue to improve its due diligence and to further mitigate the risk that the use of conflict minerals in its products finances or benefits armed groups in the Covered Countries. In particular, we intend to continue to include provisions in our contracts with suppliers that encourage responsible sourcing of conflict minerals. In addition, through our contracts with suppliers, we encourage our supply chain to work with smelters and refiners that have been designated RMAP-conformant. We are also maintaining TiVo’s “grievance” process so that concerned persons can report any sourcing of conflict minerals in our supply chain suspected of financing or benefiting armed groups in a Covered Country.

Table 1

Official Smelter Name	Metal	Smelter Country
A.L.M.T. TUNGSTEN Corp.	Tungsten	Japan
Abington Reldan Metals, LLC	Gold	United States of America
ACL Metais Eireli	Tungsten	Brazil
Advanced Chemical Company	Gold	United States of America
Aida Chemical Industries Co., Ltd.	Gold	Japan
Al Etihad Gold LLC	Gold	United Arab Emirates
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Uzbekistan
Alpha	Tin	United States of America
An Vinh Joint Stock Mineral Processing Company	Tin	Vietnam
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	Brazil
Argor-Heraeus S.A.	Gold	Switzerland
Asahi Pretec Corp.	Gold	Japan
Asahi Refining Canada Ltd.	Gold	Canada
Asahi Refining USA Inc.	Gold	United States of America
Asaka Riken Co., Ltd.	Tantalum	Japan
Asaka Riken Co., Ltd.	Gold	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Turkey
AU Traders and Refiners	Gold	South Africa
Aurubis AG	Gold	Germany
Bangalore Refinery	Gold	India
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Philippines
Boliden AB	Gold	Sweden
C. Hafner GmbH + Co. KG	Gold	Germany
Caridad	Gold	Mexico
CCR Refinery - Glencore Canada Corporation	Gold	Canada
Cendres + Metaux S.A.	Gold	Switzerland
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	China
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	China

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	China
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	China
Chimet S.p.A.	Gold	Italy
China Tin Group Co., Ltd.	Tin	China
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	China
Chugai Mining	Gold	Japan
CV Ayi Jaya	Tin	Indonesia
CV Dua Sekawan	Tin	Indonesia
CV Gita Pesona	Tin	Indonesia
CV Tiga Sekawan	Tin	Indonesia
CV United Smelting	Tin	Indonesia
CV Venus Inti Perkasa	Tin	Indonesia
D Block Metals, LLC	Tantalum	United States of America
Daejin Indus Co., Ltd.	Gold	Korea, Republic of
Daye Non-Ferrous Metals Mining Ltd.	Gold	China
Degussa Sonne / Mond Goldhandel GmbH	Gold	Germany
DODUCO Contacts and Refining GmbH	Gold	Germany
Dowa	Gold	Japan
Dowa	Tin	Japan
DS PRETECH Co., Ltd.	Gold	Korea, Republic of
DSC (Do Sung Corporation)	Gold	Korea, Republic of
Eco-System Recycling Co., Ltd.	Gold	Japan
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Vietnam
EM Vinto	Tin	Bolivia
Emirates Gold DMCC	Gold	United Arab Emirates
Estanho de Rondonia S.A.	Tin	Brazil
Exotech Inc.	Tantalum	United States of America
F&X Electro-Materials Ltd.	Tantalum	China
Fenix Metals	Tin	Poland
Fidelity Printers and Refiners Ltd.	Gold	Zimbabwe
FIR Metals & Resource Ltd.	Tantalum	China
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	China

Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	China
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	China
GCC Gujrat Gold Centre Pvt. Ltd.	Gold	India
Geib Refining Corporation	Gold	United States of America
Gejiu Fengming Metallurgy Chemical Plant	Tin	China
Gejiu Jinye Mineral Company	Tin	China
Gejiu Kai Meng Industry and Trade LLC	Tin	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	China
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	China
Global Advanced Metals Aizu	Tantalum	Japan
Global Advanced Metals Boyertown	Tantalum	United States of America
Global Tungsten & Powders Corp.	Tungsten	United States of America
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	China
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	China
Guangdong Jinding Gold Limited	Gold	China
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	China
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	China
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	China
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	China
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	China
H.C. Starck Co., Ltd.	Tantalum	Thailand
H.C. Starck Hermsdorf GmbH	Tantalum	Germany
H.C. Starck Inc.	Tantalum	United States of America
H.C. Starck Ltd.	Tantalum	Japan
H.C. Starck Smelting GmbH & Co. KG	Tungsten	Germany
H.C. Starck Smelting GmbH & Co. KG	Tantalum	Germany
H.C. Starck Tantalum and Niobium GmbH	Tantalum	Germany
H.C. Starck Tungsten GmbH	Tungsten	Germany

Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	China
HeeSung Metal Ltd.	Gold	Korea, Republic of
Heimerle + Meule GmbH	Gold	Germany
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	China
Heraeus Metals Hong Kong Ltd.	Gold	China
Heraeus Precious Metals GmbH & Co. KG	Gold	Germany
HuiChang Hill Tin Industry Co., Ltd.	Tin	China
Huichang Jinshunda Tin Co., Ltd.	Tin	China
Hunan Chenzhou Mining Co., Ltd.	Tungsten	China
Hunan Chenzhou Mining Co., Ltd.	Gold	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	China
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	China
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	China
HwaSeong CJ CO., LTD.	Gold	Korea, Republic of
Hydrometallurg, JSC	Tungsten	Russian Federation
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	China
Ishifuku Metal Industry Co., Ltd.	Gold	Japan
Istanbul Gold Refinery	Gold	Turkey
Italpreziosi	Gold	Italy
Japan Mint	Gold	Japan
Japan New Metals Co., Ltd.	Tungsten	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	China
Jiangxi Copper Co., Ltd.	Gold	China
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	China
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	China
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	China
Jiangxi New Nanshan Technology Ltd.	Tin	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	China
Jiangxi Tuohong New Raw Material	Tantalum	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	China

Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	China
Jiujiang Janny New Material Co., Ltd.	Tantalum	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	China
Jiujiang Tanbre Co., Ltd.	Tantalum	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	China
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Russian Federation
JSC Uralelectromed	Gold	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Gold	Japan
Kaloti Precious Metals	Gold	United Arab Emirates
Kazakhmys Smelting LLC	Gold	Kazakhstan
Kazzinc	Gold	Kazakhstan
KEMET Blue Metals	Tantalum	Mexico
KEMET Blue Powder	Tantalum	United States of America
Kennametal Fallon	Tungsten	United States of America
Kennametal Huntsville	Tungsten	United States of America
Kennecott Utah Copper LLC	Gold	United States of America
KGHM Polska Miedz Spolka Akcyjna	Gold	Poland
Kojima Chemicals Co., Ltd.	Gold	Japan
Korea Zinc Co., Ltd.	Gold	Korea, Republic of
Kyrgyzaltyn JSC	Gold	Kyrgyzstan
Kyshtym Copper-Electrolytic Plant ZAO	Gold	Russian Federation
L’azurde Company For Jewelry	Gold	Saudi Arabia
Lingbao Gold Co., Ltd.	Gold	China
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	China
L’Orfebre S.A.	Gold	Andorra
LSM Brasil S.A.	Tantalum	Brazil
LS-NIKKO Copper Inc.	Gold	Korea, Republic of
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	China
Magnu’s Minerais Metais e Ligas Ltda.	Tin	Brazil
Malaysia Smelting Corporation (MSC)	Tin	Malaysia
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	China
Marsam Metals	Gold	Brazil

Materion	Gold	United States of America
Matsuda Sangyo Co., Ltd.	Gold	Japan
Melt Metais e Ligas S.A.	Tin	Brazil
Metallic Resources, Inc.	Tin	United States of America
Metallo Belgium N.V.	Tin	Belgium
Metallo Spain S.L.U.	Tin	Spain
Metallurgical Products India Pvt., Ltd.	Tantalum	India
Metalor Technologies (Hong Kong) Ltd.	Gold	China
Metalor Technologies (Singapore) Pte., Ltd.	Gold	Singapore
Metalor Technologies (Suzhou) Ltd.	Gold	China
Metalor Technologies S.A.	Gold	Switzerland
Metalor USA Refining Corporation	Gold	United States of America
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	Mexico
Mineracao Taboca S.A.	Tin	Brazil
Mineracao Taboca S.A.	Tantalum	Brazil
Minsur	Tin	Peru
Mitsubishi Materials Corporation	Gold	Japan
Mitsubishi Materials Corporation	Tin	Japan
Mitsui Mining and Smelting Co., Ltd.	Tantalum	Japan
Mitsui Mining and Smelting Co., Ltd.	Gold	Japan
MMTC-PAMP India Pvt., Ltd.	Gold	India
Modeltech Sdn Bhd	Tin	Malaysia
Modeltech Sdn Bhd	Gold	Malaysia
Moliren Ltd.	Tungsten	Russian Federation
Morris and Watson	Gold	New Aealand
Morris and Watson Gold Coast	Gold	Australia
Moscow Special Alloys Processing Plant	Gold	Russian Federation
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	Turkey
Navoi Mining and Metallurgical Combinat	Gold	Uzbekistan
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Vietnam
NH Recytech Company	Gold	Korea, Republic of
Niagara Refining LLC	Tungsten	United States of America

Nihon Material Co., Ltd.	Gold	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	China
NPM Silmet AS	Tantalum	Estonia
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	Vietnam
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Thailand
O.M. Manufacturing Philippines, Inc.	Tin	Philippines
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Austria
Ohura Precious Metal Industry Co., Ltd.	Gold	Japan
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	Russian Federation
OJSC Novosibirsk Refinery	Gold	Russian Federation
Operaciones Metalurgical S.A.	Tin	Bolivia
PAMP S.A.	Gold	Switzerland
Pease & Curren	Gold	United States of America
Penglai Penggang Gold Industry Co., Ltd.	Gold	China
Philippine Chuangxin Industrial Co., Inc.	Tungsten	Philippines
Planta Recuperadora de Metales SpA	Gold	Chile
Pongpipat Company Limited	Tin	Myanmar
Power Resources Ltd.	Tantalum	Macedonia
Prioksky Plant of Non-Ferrous Metals	Gold	Russian Federation
PT Aneka Tambang (Persero) Tbk	Gold	Indonesia
PT Aries Kencana Sejahtera	Tin	Indonesia
PT Artha Cipta Langgeng	Tin	Indonesia
PT ATD Makmur Mandiri Jaya	Tin	Indonesia
PT Babel Inti Perkasa	Tin	Indonesia
PT Bangka Prima Tin	Tin	Indonesia
PT Bangka Serumpun	Tin	Indonesia
PT Bangka Tin Industry	Tin	Indonesia
PT Belitung Industri Sejahtera	Tin	Indonesia
PT Bukit Timah	Tin	Indonesia
PT DS Jaya Abadi	Tin	Indonesia
PT Inti Stania Prima	Tin	Indonesia

PT Karimun Mining	Tin	Indonesia
PT Kijang Jaya Mandiri	Tin	Indonesia
PT Menara Cipta Mulia	Tin	Indonesia
PT Mitra Stania Prima	Tin	Indonesia
PT Panca Mega Persada	Tin	Indonesia
PT Premium Tin Indonesia	Tin	Indonesia
PT Prima Timah Utama	Tin	Indonesia
PT Refined Bangka Tin	Tin	Indonesia
PT Sariwiguna Binasentosa	Tin	Indonesia
PT Stanindo Inti Perkasa	Tin	Indonesia
PT Sukses Inti Makmur	Tin	Indonesia
PT Sumber Jaya Indah	Tin	Indonesia
PT Timah (Persero) Tbk Kundur	Tin	Indonesia
PT Timah (Persero) Tbk Mentok	Tin	Indonesia
PT Tinindo Inter Nusa	Tin	Indonesia
PT Tommy Utama	Tin	Indonesia
PX Precinox S.A.	Gold	Switzerland
QuantumClean	Tantalum	United States of America
Rand Refinery (Pty) Ltd.	Gold	South Africa
Refinery of Seemine Gold Co., Ltd.	Gold	China
Remondis Argentia B.V.	Gold	Netherlands
Resind Industria e Comercio Ltda.	Tantalum	Brazil
Resind Industria e Comercio Ltda.	Tin	Brazil
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	China
Royal Canadian Mint	Gold	Canada
Rui Da Hung	Tin	Taiwan
SAAMP	Gold	France
Sabin Metal Corp.	Gold	United States of America
Safimet S.p.A	Gold	Italy
SAFINA A.S.	Gold	Czech republic
Sai Refinery	Gold	India
Samduck Precious Metals	Gold	Korea, Republic of

Samwon Metals Corp.	Gold	Korea, Republic of
SAXONIA Edelmetalle GmbH	Gold	Germany
SEMPSA Joyeria Plateria S.A.	Gold	Spain
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	China
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	China
Sichuan Tianze Precious Metals Co., Ltd.	Gold	China
Singway Technology Co., Ltd.	Gold	Taiwan
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Russian Federation
Soft Metais Ltda.	Tin	Brazil
Solar Applied Materials Technology Corp.	Gold	Taiwan
Solikamsk Magnesium Works OAO	Tantalum	Russian Federation
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	China
State Research Institute Center for Physical Sciences and Technology	Gold	Lithuania
Sudan Gold Refinery	Gold	Sudan
Sumitomo Metal Mining Co., Ltd.	Gold	Japan
SungEel HiMetal Co., Ltd.	Gold	Korea, Republic of
Super Ligas	Tin	Brazil
T.C.A S.p.A	Gold	Italy
Taki Chemical Co., Ltd.	Tantalum	Japan
Tanaka Kikinzoku Kogyo K.K.	Gold	Japan
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Vietnam
Telex Metals	Tantalum	United States of America
Thaisarco	Tin	Thailand
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	China
Tin Technology & Refining	Tin	United States of America
Tokuriki Honten Co., Ltd.	Gold	Japan
Tongling Nonferrous Metals Group Co., Ltd.	Gold	China
Tony Goetz NV	Gold	Belgium
TOO Tau-Ken-Altyn	Gold	Kazakhstan
Torecom	Gold	Korea, Republic of

Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	Vietnam
Ulba Metallurgical Plant JSC	Tantalum	Kazakhstan
Umicore Brasil Ltda.	Gold	Brazil
Umicore Precious Metals Thailand	Gold	Thailand
Umicore S.A. Business Unit Precious Metals Refining	Gold	Belgium
Unecha Refractory metals plant	Tungsten	Russian Federation
United Precious Metal Refining, Inc.	Gold	United States of America
Universal Precious Metals Refining Zambia	Gold	Zambia
Valcambi S.A.	Gold	Switzerland
Western Australian Mint (T/a The Perth Mint)	Gold	Australia
White Solder Metalurgia e Mineracao Ltda.	Tin	Brazil
WIELAND Edelmetalle GmbH	Gold	Germany
Wolfram Bergbau und Hutten AG	Tungsten	Austria
Woltech Korea Co., Ltd.	Tungsten	Korea, Republic of
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	China
Xiamen Tungsten Co., Ltd.	Tungsten	China
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	China
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	China
Yamakin Co., Ltd.	Gold	Japan
Yokohama Metal Co., Ltd.	Gold	Japan
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	China
Yunnan Copper Industry Co., Ltd.	Gold	China
Yunnan Tin Company Limited	Tin	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	China

Table 2

Country of Origin
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia

Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali

Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden

Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe